UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2014

MyGO Games Holding Co.
(Exact name of registrant as specified in its charter)

Florida	000-55080	27-1070374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12708 Riata Vista Circle, Suite B-140 Austin, TX	78727
(address of principal executive offices)	(zip code)

832-900-9366
(registrant’s telephone number, including area code)

OBJ Enterprises, Inc.
1707 Post Oak Blvd. Suite 215
Houston, TX 77056
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY PARAGRAPH

The purpose of this Amendment No. 1 to the Form 8-K filed on June 25, 2014, is the following:

•	Include exhibit 99.1 - Audited Financial Statements of My GO Games, LLC
•	Included exhibit 99.2 - Unaudited Condensed Pro Forma Financial Statements of the Company

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2014, OBJ Enterprises, Inc. (the “Company”) entered into a share exchange agreement (the “Share ExchangeAgreement”) with Great Outdoors, LLC, a Delaware limited liability company (“GO”) and My GO Games, LLC, a Minnesota limited liability company (“MGG”), pursuant to which the Company issued 50,323,526 shares of its common stock (the “Exchange Shares”) for all of the issued and outstanding membership interests of MGG held by GO (the “Share Exchange”). Prior to the Share Exchange MGG was owned 20% by the Company and 80% by GO.

GO is owned 100% by Daniel Hammett a director of the Company and following the closing of the Share Exchange, the Company’s Chief Executive Officer.

Following the closing of the Share Exchange on June 19, 2014, MGG became a wholly-owned subsidiary of the Company and GO acquired 66.82% of the Company’s issued and outstanding shares of common stock.  The Share Exchange requires the Company to amend its articles of incorporation to (i) increase the total number of shares of common stock that the Company has authority to issue to 250,000,000 shares of common stock, par value $0.0001 (the “Authorized Share Increase”); (ii) change the name of the Company from “OBJ Enterprises, Inc.” to “MyGo Games Holding Co.” (the “Name Change”); and (iii) stagger positions on the Company’s Board of Directors into three classes, with the term of office of two director positions to expire at the annual meeting of shareholders next ensuing; another two director positions to expire one year after the annual meeting next ensuing; and another three director positions to expire two years after the annual meeting next ensuing (the “Staggered Board Approval”).  In connection with the Staggered Board Approval, any director appointed to fill a vacancy on the board by reason of death, resignation, removal from office, refusal to stand for re-election or otherwise shall be appointed for the remainder of the term of the class of the director they are appointed to replace. In the absence of a nomination for a successor at the end of a director’s term, the term of the then current director shall simply be extended for another full three year term without further action being required.  Not more than one class of directors, being the class up for election at that year’s annual meeting, shall be subject to replacement by the shareholders during any single year. Any increase or decrease in the number of directors pursuant to the Company’s Articles of Incorporation or Bylaws shall be apportioned by resolution of the Company’s Board of Directors to be so apportioned among the director classes as to make all classes as nearly equal in number as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director.

The Share Exchange also requires the Company to amend its Bylaws to permit the Company’s Board of Directors to be not fewer than one nor more than ten directors and to consist of seven directors initially (the “Board Increase” and, collectively with the Authorized Share Increase, the Name Change and the Staggered Board Approval, the “Amendments”). The officers of the Company are authorized, each individually, to take any such actions that each deems appropriate, necessary or advisable to effect the above Amendments.

The Company’s Board of Directors recommended that its shareholders approve the Amendments and on June 23, 2014, GO, as the majority shareholder of the Company, executed a shareholder consent approving the Amendments.

The Share Exchange Agreement contains customary representations, warranties and covenants of the Company, GO and MGG.  Closing of the Shares Exchange Agreement was subject to conditions including obtaining all necessary consents, regulatory approvals and delivery of certain documents at closing by the parties. The Company has agreed to use its best efforts to cause the Exchange Shares to remain eligible for trading on the Over-the-Counter Bulletin Board.

Under the Share Exchange Agreement, the parties have agreed to indemnify each other for any losses incurred for a period of one year following the closing of the Share Exchange related to any breach or inaccuracy in any representation and warranty of the party under the Share Exchange Agreement or the breach of the party of any of its agreements under the Share Exchange Agreement.

Pursuant to the Share Exchange Agreement, the parties agreed to an exclusivity period to expire on the earlier of the closing, the termination of the Share Exchange Agreement or August 31, 2014.  Under the exclusivity agreement, each party agreed not to solicit or initiate any Alternative Transaction (as defined in the Share Exchange Agreement), participate in any discussions regarding an Alternative Transaction or enter into any agreement in relation to an Alternative Transaction.

The Share Exchange Agreement provides that the parties may terminate the agreement by mutual consent, on August 31, 2014 if the Share Exchange had not closed by that date or if a law or governmental order has been enacted that prohibits closing.  Further, either party may terminate the Share Exchange Agreement if the other party has a Material Adverse Effect (as defined in the Agreement), prior to the closing.

The above summary of the material terms of the Share Exchange Agreement is qualified in its entirety by the provisions of the Share Exchange Agreement which is filed herewith as exhibit 10.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition of Assets

Upon closing of the Share Exchange, as described in Item 1.01 above, the Company acquired GO’s 80% interest in MGG and MGG became a wholly-owned subsidiary of the Company.  The consideration for the Exchange Shares was determined based on an agreed-upon value through arms length negotiation of the MGG membership interests in accordance with the Share Exchange Agreement and the agreed upon fair market value of the Exchange Shares in reference to its quoted price on the Over-the-Counter Bulletin Board.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to the Share Exchange, on June 19, 2014, the Company issued 50,323,526 shares of its common stock to GO for all of the issued and outstanding membership interests of MGG previously held by GO.  The Share Exchange was consummated in reliance on Rule 506(b) under the Securities Act of 1933, as amended (the “Securities Act”) based on representations made to the Company by GO.

In connection with the Share Exchange, the Company, GO and MGG entered into agreements (the “Option Amendments”) with each of Daniel Hammett, Daniel Miller, and Paul Watson and certain employees of the MGG that amended option agreements that MGG previously had entered into with each such persons.  Pursuant to each Option Amendment, in consideration for each such person’s continued employment at MGG, such person, the Company and MGG agreed that options to purchase membership interests of MGG were replaced with options to purchase shares of the Company’s shares of common stock at $0.05 per share (the “Company Options”).  Under these Company Options such persons have the right to acquire up to 82,660,000 shares of common stock of the Company.  None of the Company Options may be exercised until the Authorized Share Increase has become effective. The Company Options were issued pursuant to Section 4(a)(2) of the Securities Act based on representations of the holders of such options.

Item 5.01 Change in Control of the Company

Following the Share Exchange with MGG and GO, on June 19, 2014, there were 75,313,465 shares of the Company’s common stock issued and outstanding and GO holds 66.82% of the issued and outstanding shares of Common Stock.  Further, pursuant to previously issued convertible notes of the Company, GO has the right to acquire an additional 13,000,000 shares of common stock in the Company.  If GO converted such convertible notes, GO would hold 71.70% of the Company’s issued and outstanding shares of common stock on an a partially-diluted basis.  Finally, Daniel Hammett, who is the controlling principal of GO, was also granted Company Options to purchase up to 30,000,000 shares of common stock of the Company.  If Mr. Hammett exercised such options, pursuant to his control of the shares of common stock held or acquirable by GO, Mr. Hammett would control 78.88% of the Company’s issued and outstanding shares of common stock on a partially-diluted basis.

On June 19, 2014, in connection with the Share Exchange, Paul Watson, the Company’s Chief Executive Officer and Secretary prior to consummation of the Share Exchange, resigned as Chief Executive Officer and Secretary of the Company.  Mr. Watson continues as the Company’s Chief Strategy Officer, President, Chief Financial Officer and Treasurer. In connection with the Share Exchange, on June 19, 2014, the Company’s Board of Directors appointed Daniel Hammett as Chief Executive Officer, Daniel Miller as Chief Operating Officer and Secretary.  Daniel Hammett is an equity owner of GO, Daniel Miller is the Chief Operating Officer of MGG.  Each of Mr. Hammett, Mr. Miller and Mr. Watson is a director of the Company and was a director at the time that the Company’s Board of Directors approved the Share Exchange.

The Company and its directors and officers have no knowledge of any arrangement that by its operation may result in a change in control of the Company or any arrangement or understandings among GO, MGG or their affiliates with respect to the election of directors of the Company or any other matters, outside of the approval of the Amendments as described in Item 1.01 above, which is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in Item 5.01 above, which is hereby incorporated by reference, in connection with the Share Exchange, on June 19, 2014, the Board of Directors of the Company accepted the resignation of Paul Watson as Chief Executive Officer and Secretary.   Mr. Watson continues as the Company’s President, Chief Financial Officer and Treasurer.

On July 19, 2014, the Board of Directors of the Company appointed Daniel Hammett as Chief Executive Officer, Daniel Miller as Chief Operating Officer and Secretary and Paul Watson as Chief Strategy Officer.

Daniel Hammett – Chief Executive Officer

Mr. Hammett, 51, was appointed as chief executive officer of the Company on June 19, 2014.  The term of his position is until his removal by the Company’s Board of Directors or his resignation.

In a number of earlier executive management positions, Mr. Hammett has contributed to the growth and profitability of Lasersoft Corporation, Caere Corporation, and Insight Marketing. Mr. Hammett joined Activision after its June 1998 acquisition of Head Games Publishing, where he had been founder, president and chief executive officer. He served as President of Activision Value and Executive Vice President of Activision until 2003. At that time Activision was a worldwide electronic sports and outdoor leisure action games/simulation entertainment publisher and producer generating over $800-million plus in revenues with $1.6-billion-dollar market cap. At Activision, Mr. Hammett managed a $695-million-dollar global publishing operation with three operating divisions, and a 25-person management team overseeing six worldwide offices. Among other accomplishments he restructured the international publishing organization and generated a profit of over $3.5 million for the 2001 fiscal year, and delivered a 25% revenue increase. In addition he led the Value Software Division to increased revenue and profitability and produced $128 million in gross revenue with a 23% increase, and $6.7 million in net operating income, a 19% increase.

After leaving Activision, Mr. Hammett joined Vivendi Universal Games as executive vice president where he created the Value/Casual Games Division managing all console, PC, and online product management, acquisitions, budgeting, and legal affairs. He was also responsible for internal as well as third party partner publishing relationships and product evaluation. In 2005 he was responsible for revenue of $172MM and developer advances $41MM. He departed Vivendi in 2006 to found Divergent Entertainment, Inc.

Mr. Hammett does not have a written employment agreement or other compensatory agreement in place with the Company. Mr. Hammett does have an employment agreement with MGG pursuant to which Mr. Hammett is paid a base salary of $300,000 annually.  Further, Mr. Hammett is eligible for an incentive bonus at the sole discretion of the board of managers of MGG based on the MGG’s Net Profit (calculated as the difference between (i) revenue and (ii) expenses, calculated in accordance with US GAAP) calculated on an annual basis. Such incentive award is to be paid within 90 days of the end of such annual calculation period. Mr. Hammett is also granted the same health, disability and life insurance coverage provided generally to other full-time salaried employees of MGG. MGG has agreed to reimburse Mr. Hammett for his reasonable business expenses.

The employment agreement can be terminated by MGG at any time with or without notice. If MGG terminates Mr. Hammett’s employment without cause (pursuant to the terms of the employment agreement) or Mr. Hammett resigns for good reason (pursuant to the terms of the employment agreement), Mr. Hammett will be entitled (in addition to any compensation earned through the date of termination) to his base salary and health benefits for a period of twelve months following such termination.

The employment agreement contains confidentiality and non-compete provisions.

Mr. Hammett does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no understandings or arrangements between Mr. Hammett and any other person pursuant to which Mr. Hammett was selected as Chief Executive Officer of the Company.    Mr. Hammett is a principal owner of GO, which after the Share Exchange became a 66.82% shareholder of the Company.

In connection with the Share Exchange, pursuant to which Mr. Hammett was appointed, the Company assumed Mr. Hammett’s MGG options and thereby granted Mr. Hammett Company Options to purchase up to 30,000,000 shares of the Company’s common stock at $0.05 per share until December 31, 2024, in accordance with the terms of the Option Amendment between Mr. Hammett, the Company and MGG.

Daniel Miller – Chief Operating Officer and Secretary

On June 19, 2014, the Company appointed Daniel Miller, 54, as Chief Operating Officer of the Company.

Mr. Miller is Managing Director of SeedBoom, a provider of strategic consulting services to fast growth companies. He was formerly Chief Revenue Officer of MobileBits Corporation, a leading provider of mobile engagement solutions to brands and retailers.  Mr. Miller has helped scores of entrepreneurs to start, organize, systemize, grow and exit their businesses.  He has become well known as a speaker and an expert on using technology and people to make companies more efficient and competitive.

Prior to leading MobileBits, Mr. Miller was Co-Founder and CEO of MOVO Mobile. MOVO was a leading provider of mobile marketing solutions to brands and agency partners. MOVO was acquired by INgage Networks in October 2006. INgage is a leading provider of enterprise social networking solutions to government, media and enterprise customers.

Prior to MOVO, Mr. Miller was founder and president of PlanetResume. PlanetResume was an early pioneer and leading provider of internet recruitment advertising services focusing on the IT marketplace. PlanetResume grew from a startup in 1994 to a thriving, profitable company with regional offices in Boston, Washington DC, Charlotte, and San Francisco, and with clients including State Street Bank, PriceWaterhouseCoopers, Cerent Corp. and Charles Schwab. PlanetResume merged with CareerShop.com in 1999 and was subsequently acquired by Personnel Group of America in June 2000.

Prior to founding PlanetResume, Mr. Miller was a Principal and Senior Vice President of Sales & Marketing of Software House, Inc., a leading provider of facility access control security systems sold worldwide to Fortune 500 and governmental customers. In the summer of 1994, Sensormatic Corp., a division of TYCO Industries (NYSE:TYC), acquired Software House.

Mr. Miller graduated with a BA from Brandeis University in the Boston area.  He completed the EO/MIT Entrepreneurial Masters Program at MIT.  Mr. Miller was an active member of The Young Entrepreneurs Organization (YEO) and is a former President of the Boston YEO chapter.

As an Angel Investor, Mr. Miller has previously invested in Pongo Software, INgage Networks, AvidXchange, Sparksfly Technologies, iZipLine, Real Digital Media, CliniPace, MotivApp and MobileBits Corp.

Mr. Miller is the Chairman of Pongo Software, an ecommerce provider of resume and career management software solutions. He also serves on the Boards of Startup Florida Ventures, Real Digital Media, SEOEngine.com, iZipLine.com, MotivApp.com, and Abbeton Accelerator Funds.

Mr. Miller does not have a written employment agreement or other compensatory agreement in place with the Company. Mr. Miller does have an employment agreement with MGG pursuant to which Mr. Miller is paid a base salary of $75,000 annually and MGG pays Mr. Miller’s consulting company $175,000 annually.  Further, Mr. Miller is eligible for an incentive bonus at the sole discretion of the board of managers of MGG based on the MGG’s Net Profit (calculated as the difference between (i) revenue and (ii) expenses, calculated in accordance with US GAAP) calculated on an annual basis. Such incentive award is to be paid within 90 days of the end of such annual calculation period. Mr. Miller is also granted the same health, disability and life insurance coverage provided generally to other full-time salaried employees of MGG. MGG has agreed to reimburse Mr. Miller for his reasonable business expenses.

The employment agreement can be terminated by MGG at any time with or without notice. If MGG terminates Mr. Miller’s employment without cause (pursuant to the terms of the employment agreement) or Mr. Miller resigns for good reason (pursuant to the terms of the employment agreement), Mr. Miller will be entitled (in addition to any compensation earned through the date of termination) to his base salary and health benefits for a period of twelve months following such termination.

The employment agreement contains confidentiality and non-compete provisions.

Mr. Miller does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no understandings or arrangements between Mr. Miller and any other person pursuant to which Mr. Miller was selected as Chief Operating Officer of the Company.  Mr. Miller is the chief operating officer of MGG.

In connection with the Share Exchange, pursuant to which Mr. Miller was appointed, the Company assumed Mr. Miller’s MGG options and thereby granted Mr. Miller Company Options to purchase up to 22,500,000 shares of the Company’s common stock at $0.05 per share until December 31, 2024, in accordance with the terms of the Option Amendment between Mr. Miller, the Company and MGG.

Paul Watson – President, Chief Financial Officer, Chief Strategy Officer, Treasurer

On June 19, 2014, the Company appointed Mr. Watson as Chief Strategy Officer.  Mr. Watson continues as President, Chief Financial Officer, and Treasurer.

A seasoned executive, Mr. Watson brings a wealth of experience in finance, corporate strategy and management to the Company. He began his career working with technology start-up companies as an advisor to the Houston Technology Center, developing business plans and raising funds for entrepreneurs. He then signed on with KPMG’s Corporate Finance team in China. While working in Asian markets, he put together growth capital deals ranging from $60-100 million, sourcing funds from strategic and financial investors to expand corporate market share and sales growth. In 2009, Watson founded Hermes Investment Group, a merchant bank serving clients in Asia and North America while focusing on emerging clean technology.

From 2005 through 2009, Mr. Watson served as a mergers and acquisitions advisor and private equity group manager for KPMG Financial Advisory Services in Shanghai, China. From 2009 until 2011, he was Managing Director of Hermes Investment Group, a merchant bank focused on the commercialization of clean technology and environmental science established in Shanghai China, and headquartered in the United States. He continues to advise Hermes Investment Group on the commercialization of technology and venture finance investments as a Director. He is a graduate of the University of Houston Bauer College of Business with a bachelor’s degree in finance. He speaks English, Chinese and Spanish.

Mr. Watson does not have a written employment agreement or other compensatory agreement in place with the Company. Mr. Watson does have an employment agreement with MGG pursuant to which Mr. Watson is paid a base salary of $150,000 annually.  Further, Mr. Watson is eligible for an incentive bonus of up to 200% of his base salary at the sole discretion of the board of managers of MGG based on the MGG’s Net Profit (calculated as the difference between (i) revenue and (ii) expenses, calculated in accordance with US GAAP) calculated on an annual basis. Such incentive award is to be paid within 90 days of the end of such annual calculation period. Mr. Watson is also granted the same health, disability and life insurance coverage provided generally to other full-time salaried employees of MGG. MGG has agreed to reimburse Mr. Watson for his reasonable business expenses and $50,000 in relocation expenses.

The employment agreement can be terminated by MGG at any time with or without notice. If MGG terminates Mr. Watson’s employment without cause (pursuant to the terms of the employment agreement) or Mr. Watson resigns for good reason (pursuant to the terms of the employment agreement), Mr. Watson will be entitled (in addition to any compensation earned through the date of termination) to his base salary and health benefits for a period of twelve months following such termination.

The employment agreement contains confidentiality and non-compete provisions.

Mr. Watson does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no understandings or arrangements between Mr. Watson and any other person pursuant to which Mr. Watson was selected as Chief Strategy Officer.

In connection with the Share Exchange, the Company assumed Mr. Watson’s MGG options and thereby granted Mr. Watson Company Options to purchase up to 15,000,000 shares of the Company’s common stock at $0.05 per share until December 31, 2024, in accordance with the terms of the Option Amendment between Mr. Hammett, the Company and MGG.

Item 5.03 Amendments to Articles and Bylaws

On June 19, 2013, the Board of Directors of the Company amended the Company’s Bylaws to add certain officer positions to the Company and clarify the roles and duties of previously appointed officer positions of the Company.

Previously, Article 4 of the Bylaws read as follows:

“4.          OFFICERS

4.1.        Positions

The officers of the Corporation shall be a Chairperson, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. As set forth below, each of the Chairperson, President, and/or any Vice President may execute bonds, mortgages and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2.        Chairperson

The Chairperson shall be the presiding officer of the Corporation, shall (when present) preside at all meetings of the Board of Directors and stockholders.

4.3.        President

The President shall be the chief executive officer of the Corporation and shall have full responsibility and authority for general and active management and supervision of the operations of the Corporation for ensuring that all order and resolutions of the Board of Directors are carried into effect, and for performing all other duties which are incidental to the office of President. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.4.        Vice President

In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

4.5.        Secretary

The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

4.6.        Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.7.        Treasurer

The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairperson, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

4.8.        Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

4.9.        Term of Office

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.10.       Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors, or any committee established by the Board of Directors.

4.11.       Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.”

Article 4 now reads as follows:

“4.          OFFICERS

4.1.        Positions

The officers of the Corporation shall be a Chairperson, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Strategy Officer, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. As set forth below, each of the Chairperson, the Chief Executive Officer and the President may execute bonds, mortgages and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2.        Chairperson

The Chairperson shall be the presiding officer of the Corporation, shall (when present) preside at all meetings of the Board of Directors and stockholders.

4.3.        Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have full responsibility and authority for general and active management and supervision of the operations of the Corporation for ensuring that all order and resolutions of the Board of Directors are carried into effect, and for performing all other duties which are incidental to the office of Chief Executive Officer. The Chief Executive Officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.4        President

Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. In addition and subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if no one has been appointed Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have the powers and duties of the Chief Executive Officer.

4.5.        Chief Operating Officer

Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall be responsible for the development, design, operation and improvement of its operations, and shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

4.6.        Chief Financial Officer

Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

4.7.        Chief Strategy Officer

Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Strategy Officer shall have general authority over planning and strategy for all or designated portions of the business of the Corporation.  The Chief Strategy Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

4.8           Vice Presidents

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer or the President.

4.9.        Secretary

The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

4.10.        Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.11.         Treasurer

The Treasurer, or if there shall be more than one, the Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer.

4.12.        Term of Office

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.13.       Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors, or any committee established by the Board of Directors.

4.14.       Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.”

On June 19, 2014, the Board recommended amendments to the Company Articles of Incorporation to effect the Authorized Share Increase, the Name Change and the Staggered Board Approval and the Board also recommended an amendment to the Company’s Bylaws to effect the Board Increase, in each case a more fully described in Item 1.01 hereof and incorporated herein by reference.  On June 23, 2014, stockholders of the Company approved the Amendments by written consent. In connection with the approval of the Amendments by written consent, the Company has filed a preliminary Schedule 14C with the Commission on June 23, 2014, which more fully describes the Amendments and is incorporated herein by reference. The Amendments will not go effective until twenty days after the mailing of a definitive Schedule 14C to the stockholders and approval of the Amendments by the Financial Industry Regulatory Authority.

Item 5.07 Submission of Matters to Vote of Security Holders

On June 23, 2014, the Company received the written consent of GO, representing 66.82% of the Company’s issued and outstanding shares of common stock, pursuant to which GO voted its shares of common stock in favor of the Amendments, as more fully described in Item 1.01 above and incorporated herein by reference.  The written consent of GO was sufficient to approve each of the Amendments and the Company has not received any other written consent from its stockholders in relation to the Amendments.  In connection with the written consent authorizing the Amendments, the Company has filed a preliminary Schedule 14C with the Commission on June 23, 2014.

Item 9.01 Exhibits

Exhibit	Description
3.01	Amended and Restated Bylaws dated June 19, 2014*
10.1	Share Exchange Agreement dated June 19, 2014*
99.1	Audited Financial Statements of My GO Games, LLC
99.2	Unaudited Condensed Pro Forma Financial Statements of the Company

*Previously filed with original 8K on June 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 4, 2014
MyGO Games Holding Co.

By:	/s/ Daniel Hammett

Daniel Hammett, CEO

Exhibit Index

Exhibit	Description
3.01	Amended and Restated Bylaws dated June 19, 2014*
10.1	Share Exchange Agreement dated June 19, 2014*
99.1	Audited Financial Statements of My GO Games, LLC
99.2	Unaudited Condensed Pro Forma Financial Statements of the Company

*Previously filed with original 8K on June 25, 2014.